Exhibit 10.5

Summary Description of Varolii Executive Variable Compensation

Executives

•

Variable compensation for each executive ranges from 20% to 50% of base salary, depending on position and responsibility. The variable compensation target will be communicated to the executive by the CEO after completion of the annual salary review process.

•	Variable compensation for direct sales executives have separate criteria (set forth below).
•	Variable compensation for executives will be measured and paid every six months.
•	For 2007, executive variable compensation will be based on four equally weighted factors:

1.	25% on total company revenues vs. plan (leveraged)
2.	25% on total company EBITDA vs. plan (leveraged)
3.	25% on strategic organizational goals and objectives (leveraged)
4.	25% on personal MBO’s established (no leverage)

o	Revenue
•	Revenue-related compensation payments are “scaled” around 100% of plan revenue for the first six months of the year and the full year. Leverage applies for the six-month period and for the full year.
o	EBITDA
•	EBITDA-related payments are “scaled” around 100% of plan EBITDA for the first six months of the year and the full year. Leverage applies only for the full year.
o	Strategic Organizational Goals and Objectives
•

This element of variable compensation is targeted to make sure the Company addresses key strategic goals or objectives. For 2007, this factor will be based on enhancements in professional services. Leverage applies only for the full year.

o	MBOs
•	MBO’s are established individual by individual and vary depending on role and responsibility.
•	MBO’s must be specific, measurable, actionable, realistic and time-bound, and will be set at each six-month intervals.

Sales Executives

•

Variable compensation for direct sales executive ranges from 65% to 75% of base salary, depending on position and responsibility. The variable compensation target will be communicated to the executive by the CEO after completion of the annual salary review process.

•	Variable compensation for sales executives will be measured and paid quarterly.
•	For 2007, the executive variable compensation plan is based on four (weighted) factors:

1.	40% on total revenues vs. plan (leveraged)
2.	30% on revenue targets in professional services (leveraged)
3.	15% on attainment of new “marquee” customer accounts (fixed)
4.	15% on personal MBOs established (no leverage)

o	Revenue
•	Revenue-related compensation payments are “scaled” around 100% of plan revenue for each quarter and the full year. Leverage applies for each quarter and for the full year.
o	Strategic Organizational Goals and Objectives
•	This element of the variable compensation plan is targeted to make sure the Company addresses key strategic goals or objectives. For 2007, this factor will be based on professional services revenues.
o	Customer Accounts
•	Fixed payments are made for the attainment of new “marquee” customer accounts and are paid quarterly.
o	MBOs
•	MBO’s are established individual by individual and vary depending on role and responsibility.
•	MBO’s must be specific, measurable, actionable, realistic and time-bound.